SECOND AMENDMENT TO OPERATING AGREEMENT

This Second Amendment (this “Amendment”) to the Operating Agreement dated as of August 2, 2011 as amended by that First Amendment to Operating Agreement dated April 3, 2011 (as it has been amended, the “Agreement”) is entered into effective as of March 14, 2013 (“Effective Date”), by and between INDEPENDENCE DRILLING, LLC, a Nevada limited liability company (“Independence”), DESERT DISCOVERIES, LLC, a Nevada limited liability company (“Desert Discoveries”), EDWARD TRAUB, an individual (“Traub”), and AMERICAN LIBERTY PETROLEUM CORP, a Nevada corporation (“ALP”). Independence, Desert Discoveries, Traub and ALP are at times referred to herein singly as a “Party” and collectively as the “Parties”.

BACKGROUND:

A.           The Parties entered into the Agreement relating to, amongst other things, joint operations of BLM Lease Serial No. NVN085029, BLM Lease Serial No. NVN084761, BLM Lease Serial No. NVN083825, BLM Lease Serial No. NVN084762, BLM Lease Serial No. NVN086972, and BLM Lease NVN090504.

B.           ALP has agreed to assign to Desert Discoveries all of ALP’s rights, titles and interests in and to BLM Lease Serial No. NVN086972 and BLM Lease NVN090504, but reserving unto ALP, and excepting from said assignment, a two percent (2%) overriding royalty interest in and to said leases.

C.           The Parties have agreed to amend the Agreement to remove and exclude BLM Lease Serial No. NVN086972 and BLM Lease NVN090504 from the Agreement.

D.           Except as otherwise expressly defined in this Amendment, capitalized terms used herein shall have the same meaning as set forth in the Agreement.

AGREEMENT

For good and valuable consideration, including the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

1.           Exhibit A. Exhibit A of the Agreement is hereby amended to delete items 1.e, which references the acres leased under Bureau of Land Management (“BLM”) Lease NVN086972, and item 1.f, which references the acres leased under BLM Lease NVN090504.

2.           Effect of Amendment. Except as expressly amended hereby, all terms, covenants and provisions of the Agreement are and shall remain in full force and effect, and all, for avoidance of doubt, all references therein to the “Agreement” shall henceforth refer to the Agreement as amended by this Amendment. This Amendment is hereby deemed incorporated into, and made a part of, the Agreement.

1

3.          Asset Purchase Agreement.     This Second Amendment is executed in connection with an Asset Purchase and Sale Agreement dated as of March 14, 2013 (the “APA”) executed by and between Desert Discoveries and ALP, whereby among other things, ALP is assigning to Desert Discoveries all of ALP’s rights, titles and interests in and to BLM Lease Serial No. NVN086972 and BLM Lease NVN090504, but reserving unto ALP, and excepting from said assignment, a two percent (2%) overriding royalty interest in and to said leases. The execution of this Second Amendment is a condition to closing under the APA. By executing this Second Amendment, Desert Discoveries, Independence and Traub consent to the transfer of ALP’s interest in the above-described leases to Desert Discoveries, as well as the above-described reservation of overriding royalty interests, and waive any rights of first refusal or similar rights to purchase or acquire said interests.

4.          Release. The Parties confirm that all obligations have been satisfied under the Agreement with respect to the Leases. Each of the Parties hereby release, discharge and covenant not to sue or file any charges or claims against any of the other Parties, their respective legal representatives, successor and assigns under any common or statutory local, state, or federal law, for any type of claim, demand or action whatsoever arising out of or connected with the Agreement, the Leases, or any transactions connected with the Agreement or the Leases, including but not limited to any Party’s obligations for its proportionate share of the costs of developing and operating the Contract Area under Article VI, Paragraph A of the Agreement; provided, however, that none of the Parties release any claims against any other Party for fraud. The Parties agree not to amend the indemnification provisions that are set forth in the Agreement, except as required by applicable law or with the prior written consent of all of the Parties.

5.          Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.          Applicable Law. THIS AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEVADA, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

7.          Descriptive Headings; Language Interpretation. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment. In the interpretation of this Amendment, unless the context otherwise requires, (a) words importing the singular shall be deemed to import the plural and vice versa, (b) words denoting gender shall include all genders, and (c) references to parties, articles, sections, schedules, paragraphs and exhibits shall mean the parties, articles, sections, schedules, paragraphs and exhibits of and to this Amendment.

8.          Integration. This Amendment, the APA and the documents referred to herein contain the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth or referred to herein. This Amendment supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

9.          Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

(Signature Page Follows)

2

The undersigned have executed this Amendment as of the Effective Date.

INDEPENDENCE DRILLING, LLC		DESERT DISCOVERIES, LLC

By:	/s/ Patrick Fagen	By:	/s/ Patrick Fagen
Name:	Patrick Fagen	Name:	Patrick Fagen
Title:	Manager	Title: Manager, High Sierra Exploration,
LLC, Manager of Desert Discovery, LLC

EDWARD TRAUB		AMERICAN LIBERTY PETROLEUM CORP.

/s/ Edward Traub		By:	/s/ Alvaro Vollmers
		Name:	Alvaro Vollmers
		Title:	President

3